UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2007

VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or	(Commission File Number	(IRS Employer
Organization)		Identification No.)

89 Arkay Drive, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       [ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2007, the Compensation Committee of the Board (the “Committee”) agreed to enter into a new one-year employment agreement with Kenneth M. Darby, the Company’s Chief Executive Officer, to expire on September 30, 2008. The terms of the new agreement provide for a $75,000 increase in Mr. Darby’s annual base salary to $400,000 effective October 1, 2007. A copy of such agreement is filed as an exhibit to this Form 8-K and is incorporated into this Item 5.02 by this reference.

In addition, the Committee approved an amendment to Mr. Darby’s performance-based bonus plan for fiscal year 2007 whereby he will earn a minimum of $300,000 for achievement of a certain expected annual profit.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.                                           Description

10.1	Employment Agreement dated August 28, 2007 between the Registrant and Kenneth M. Darby.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 7, 2007

VICON INDUSTRIES, INC.
(Registrant)

By: /s/ John M. Badke
John M. Badke
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit           Description

10.1	Employment Agreement dated August 28, 2007 between the Registrant and Kenneth M. Darby.